UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2020
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, Mr. James Fuller was appointed as a director of Petroteq Energy Corp. (the "Company") to fill the vacancy created by the resignation of Ms. Anya Goldin from the Board of Directors.  Ms. Goldin has resigned citing personal reasons and not due to any disagreement with the Company.

Mr. Fuller brings his experience of over 40 years in the securities industry. Beginning in the brokerage industry, Mr. Fuller quickly rose to the level of Managing Director with J. Barth & Company. His successes included creating the Cash Management Account (CMA) product for Merrill Lynch. He also served as a Senior Vice President of the New York Stock Exchange. Additionally, President Ronald Reagan appointed him to a post in the Securities Industry Protection Corporation (SIPC).

Mr. Fuller handled marketing for Charles Schwab for a period of four years before taking a role as Senior Vice President of Bridge Information Systems. Mr. Fuller has been active recently as a partner in Baytree Capital Associates LLC, a private equity firm based in San Francisco.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 27, 2020, the Company issued a news release disclosing that it is reducing production staffing to a single shift daily because of market conditions.

The Company has chosen to cut hours at the plant to reduce costs in a tumultuous market. Management believes it is important to keep the plant operating to continue production, especially to demonstrate operations to the multiple parties currently completing due diligence on the Company as part of the technology licensing process.

The Company is scaling back to a skeleton crew and intends to store production in anticipation of selling product into a rebounding market in the future.

Because of the effects of the recent decline in oil pricing, the Company is no longer operating (in terms of the cost to produce and sell oil, excluding G&A) on a breakeven basis. However, production costs are also expected to decline as a result of an anticipated decline in solvent cost used in production of the Company's oil.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated March 27, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: March 27, 2020	By: /s/Alex Blyumkin Alex Blyumkin Executive Chairman

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